UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 17, 2024

NETWORK-1 TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

65 Locust Avenue, Third Floor, New Canaan, Connecticut 06840

(Address of Principal Executive Offices) (Zip Code)

(203) 920-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On September 18, 2024, Network-1 Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing the voting results at the Company’s 2024 Annual Meeting of Shareholders held on September 17, 2024. The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future votes regarding named executive officer compensation. No changes are being made to the 8-K filed on September 18, 2024 other than to add the disclosure set forth in this amendment.

Item 5.07	Submission of Matters to a Vote of Security Holders

(d) At the Annual Meeting of Shareholders held on September 17, 2024, the Company’s shareholders voted on, among other matters, an advisory vote regarding the frequency of future advisory votes on named executive officer compensation. The Company’s shareholders voted for an advisory vote on named executive compensation to be held every year, consistent with the recommendation of the Company’s Board of Directors. The Company has considered the outcome of this advisory vote and has determined that it will hold an advisory vote on named executive officer compensation every year. The Company will continue to hold advisory votes on executive officer compensation every year until the Company’s Board of Directors decides to hold the next shareholder advisory vote on the frequency of votes on named executive officer compensation, which shall be no later than the Company’s Annual Meeting of Shareholders in 2030.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: October 4, 2024	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz Title: Chairman & Chief Executive Officer